EXHIBIT 10.6

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”), dated as of May 3, 2004 is entered into by and between Alliance Gaming Corporation, a Nevada corporation (“Subordinated Lender”), and Wells Fargo Bank, National Association, as Administrative Agent (“Administrative Agent”) on behalf of the Lenders (as defined below), to determine the parties’ respective rights, remedies and interests with respect to certain obligations owed to each of them by The Sands Regent, a Nevada corporation (“Borrower”). This Agreement is made with respect to the following facts:

A. Borrower is purchasing 100% of the stock of Plantation Investments, Inc., a Nevada corporation, dba “Rail City”, a subsidiary of Subordinated Lender (“Rail City”), a portion of the consideration of which shall be comprised of the Subordinated Instrument (as defined below).

B. Subordinated Lender will become a creditor of Borrower, as evidenced by that certain Promissory Note, dated as of May 3, 2004 (the “Subordinated Instrument”).

C. The Lenders have extended and propose to extend additional financial accommodations to Borrower for the purposes of, among others, providing working capital and purchasing 100% of the stock of Rail City. The Lenders are unwilling to provide and continue such financial accommodations unless Subordinated Lender subordinates its present and future indebtedness and other obligations of Borrower under the Subordinated Instrument in the manner set forth below. Subordinated Lender hereby acknowledges and affirms that the Lenders’ financial accommodations to Borrower constitute valuable consideration to Subordinated Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Lenders to extend and continue such financial accommodations to Borrower as it may determine, and to better secure the Lenders with respect to the foregoing, the parties hereby agree as follows:

1. Definitions.

a. “Lenders” means the lenders from time to time party to the Credit Agreement.

b. “Senior Indebtedness” means, collectively, (i) all indebtedness and other obligations of Borrower and its Subsidiaries now or hereafter existing under that certain Credit Agreement of even date herewith between Borrower, Last Chance, Inc., Zante Inc. and the Lenders (the “Credit Agreement”), and all other documents, promissory notes, instruments and agreements executed by Borrower with or in favor of Administrative Agent or the Lenders in connection therewith, as they may be amended, supplemented, extended, renewed, modified or restated from time to time, whether for principal, premium, interest (including all interest accruing after the initiation of any bankruptcy case, whether or not allowed), fees, expenses, indemnities or otherwise (collectively, the “Senior Debt Documents”); and (ii) all other indebtedness and other obligations of Borrower in favor of the Lenders from time to time, whether for principal, premium, interest (including all interest accruing after the initiation of any bankruptcy case, whether or not allowed), fees, expenses, indemnities or otherwise.

c. “Subordinated Indebtedness” means, collectively, all present and future indebtedness and other obligations of Borrower to Subordinated Lender under the Subordinated Instrument, whether the sums represent principal, interest, dividends, costs, attorneys’ fees, charges, or other obligations due or not due, whether incurred directly or indirectly and whether absolute or contingent.

2. Subordination.

a. The payment of any and all of the Subordinated Indebtedness is hereby expressly subordinated and made junior to the payment of the Senior Indebtedness to the extent and in the manner set forth herein.

b. Except as expressly permitted herein, until the Senior Indebtedness shall have been indefeasibly paid in full in cash, neither Borrower nor any of its Subsidiaries shall make, and the Subordinated Lender shall not receive, accept or retain, any direct or indirect payment or reduction (whether by way of loan, set-off or otherwise) in respect of the principal of, premium on, or interest on, the Subordinated Indebtedness or any security therefor, whether such Subordinated Indebtedness shall have become payable on the maturity of the installment or installments thereof provided for in the Subordinated Instrument, by acceleration or otherwise. Notwithstanding anything in this Agreement to the contrary, (I) regularly scheduled payments of interest and optional prepayments of principal may be paid on the Subordinated Indebtedness in accordance with the terms of the Subordinated Instrument and (II) payment of the outstanding principal balance and all accrued and unpaid interest thereon of the Subordinated Indebtedness shall be permitted on the Maturity Date (as defined in the Subordinated Instrument) or upon a Triggering Event (as defined in the Subordinated Instrument); provided in either case, with respect to any Senior Indebtedness that no default or event of default (however defined under the Senior Debt Documents, a “Default”) shall exist or would result from such payment or such Triggering Event.

c. For so long as any Senior Indebtedness remains outstanding or any commitments of the Lenders to make loans or other extensions of credit to Borrower or any Subsidiary of Borrower remain outstanding, the Subordinated Lender shall not, without the prior written consent of Administrative Agent, (i) take any action (other than providing notice to Administrative Agent and the Lenders of any default under the Subordinated Indebtedness) to accelerate the Subordinated Indebtedness or initiate or join with any other creditor to file an involuntary petition for the reorganization of Borrower or any Subsidiary of Borrower or (ii) upon the occurrence and during the continuance of a Default under the Senior Debt Documents, initiate any litigation or exercise any other rights or remedies against Borrower or any Subsidiary of Borrower.

d. The Subordinated Indebtedness shall not be secured by any security interest or other Lien on any Collateral. If, notwithstanding the foregoing, Subordinated Lender obtains such a security interest or Lien (by operation of law or otherwise), then notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing, recordation or possession of any document or instrument, or other method of perfecting a security interest in favor of Subordinated Lender in the Collateral, and notwithstanding any conflicting terms or conditions which may be contained in the Subordinated Instrument or the Senior Debt Documents, Subordinated Lender hereby subordinates any interest it may now or hereafter have in the Collateral to the present or future security interest of the Lenders in the Collateral.

e. In the event of (i) any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment of debt, arrangement, composition, assignment for the benefit of creditors, or other similar proceeding relative to Borrower, any Subsidiary of Borrower or any of their creditors, as such, or their property, or (ii) any proceeding for voluntary liquidation, dissolution or other winding up or bankruptcy proceedings, then and in any such event:

(1) All of the Senior Indebtedness shall first be indefeasibly paid in full in cash before any payment or distribution of any character, whether in cash, securities, obligations or other property, shall be made in respect of the Subordinated Indebtedness;

(2) Any payment or distribution of any character, whether in cash, securities, obligations or other property, that would otherwise (but for the terms hereof) be payable or deliverable in respect of the Subordinated Indebtedness (including any payment or distribution in respect of the Subordinated Indebtedness by reason of any other indebtedness of Borrower or any Subsidiary of Borrower being subordinated to the Subordinated Indebtedness), shall be paid or delivered directly to Administrative Agent for the benefit of the Lenders, or its representative, until all of the Senior Indebtedness shall have been indefeasibly paid in full in cash, and the Subordinated Lender, or any other holder of the Subordinated Indebtedness, irrevocably authorizes, empowers and directs all receivers, custodians, trustees, liquidators, conservators and others having authority in the premises to effect all such payments and deliveries; and

(3) The Subordinated Lender, or any other holder of the Subordinated Indebtedness, shall execute and deliver to Administrative Agent or its representative all such further instruments confirming the authorization referred to in the foregoing clause (2), and all such proofs of claim, assignments of claim and other instruments and shall take all such other actions as may be requested by Administrative Agent or its representative in order to enable Administrative Agent or its representative to enforce any and all claims upon or in respect of such Subordinated Indebtedness and to collect and give any and all payments or distributions that may be payable or deliverable at any time upon or with respect to such Subordinated Indebtedness.

f. If, notwithstanding the provisions of this Agreement, any payment or distribution of any character (whether in cash, securities, or other property) or any security shall be received by the Subordinated Lender in contravention of the terms of this Agreement, and before all Senior Indebtedness shall have been indefeasibly paid in full in cash, such payment, distribution or security shall not be commingled with any asset of the Subordinated Lender, shall be held in trust for the benefit of, and shall be paid over or delivered or transferred to, Administrative Agent, or its representative, for application to the payment of all Senior Indebtedness remaining unpaid, until all of the Senior Indebtedness shall have been indefeasibly paid in full in cash.

g. All rights of any holder of Senior Indebtedness under this Agreement, without further reference, shall pass to and may be relied on and enforced by any transferee or subsequent holder of any Senior Indebtedness. The Subordinated Lender shall not, without the prior written consent of Administrative Agent, transfer, sell, grant participations in, or otherwise assign any of its interests in the Subordinated Indebtedness. In the event that Administrative Agent consents in writing to any proposed sale, assignment, disposition or other transfer of the Subordinated Indebtedness, the Subordinated Lender shall, prior to the consummation of any such transfer, cause the transferee thereof to execute and deliver to Administrative Agent an agreement (substantially identical to this Agreement or otherwise in form and substance satisfactory to Administrative Agent) providing for the continued subordination of the Subordinated Indebtedness to the Senior Indebtedness as provided herein and for the continued effectiveness of all of the rights of Administrative Agent arising under this Agreement. Any attempted or purported transfer by the Subordinated Lender of all or any portion of the Subordinated Indebtedness in violation of this subsection (g) shall be null and void.

h. In case cash, securities or other property otherwise payable or deliverable to the Subordinated Lender shall have been applied pursuant to this Section 2 to the payment of Senior Indebtedness, the Subordinated Lender, following indefeasible payment in full in cash of all Senior Indebtedness outstanding, shall be subrogated to any rights of the Lenders to receive any further payments or distributions applicable to the Senior Indebtedness, until the Subordinated Indebtedness shall have been paid in full in cash. No such payments or distributions received by the Subordinated Lender by reason of such subrogation, of cash, securities or other property that otherwise would be paid or distributed to the Lenders, shall, as between Borrower and its creditors other than the Lenders, on the one hand, and the Subordinated Lender on the other hand, be deemed to be a payment by Borrower on account of the Subordinated Indebtedness.

i. The foregoing provisions are solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness on the one hand, and the Subordinated Lender on the other hand. Nothing contained herein shall impair, as between Borrower and the Subordinated Lender, the obligation of Borrower, which is absolute and unconditional, to pay to the Subordinated Lender the principal of the Subordinated Indebtedness, and interest thereon, as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Subordinated Lender upon default with respect to the Subordinated Indebtedness, from exercising all rights, powers and remedies otherwise provided therein or by applicable law, all subject to the rights of the Lenders under this Agreement.

j. Notwithstanding any statute, including, without limitation, the Federal Bankruptcy Code, any rule of law or bankruptcy procedures to the contrary, the right of Administrative Agent hereunder to have all of the Senior Indebtedness indefeasibly paid and satisfied in full in cash prior to the payment of any of the Subordinated Indebtedness shall include, without limitation, the right of Administrative Agent to be indefeasibly paid in full in cash all interest accruing on the Senior Indebtedness due to it after the filing of any petition by or against Borrower, Subordinated Lender or any Subsidiary of Borrower in connection with any bankruptcy or similar proceeding or any other proceeding referred to in subsection 2(d) hereof, whether or not a claim by Administrative Agent for such post-petition interest is enforceable in such proceeding, prior to the payment of any amounts in respect of the Subordinated Indebtedness, including, without limitation, any interest due to the Subordinated Lender accruing after such date.

3. Modifications of Indebtedness.

a. Senior Indebtedness. Administrative Agent and the Lenders shall have the right, without notice to Subordinated Lender, to amend, supplement or modify the Senior Indebtedness, in any manner whatsoever, including, without limitation, any extensions or shortening of time of payments (even if such shortening causes any Senior Indebtedness to be due on demand or otherwise), any revision of any amortization schedule with respect thereto, and any increase in the amount of the Senior Indebtedness, and Subordinated Lender consents and agrees to any such amendment, supplement or modification. Notwithstanding the foregoing, the Administrative Agent and the Lender shall not amend the Credit Agreement or other documents that evidence the Senior Indebtedness to include an outright prohibition on the payment of the Subordinated Indebtedness.

b. Subordinated Indebtedness. Subordinated Lender understands and agrees that neither the Subordinated Instrument nor any other document, instrument or agreement evidencing all or any part of the Subordinated Indebtedness may be modified or amended without the Lenders’ prior written consent.

4. Subordinated Indebtedness Owed Only to Subordinated Lender. Subordinated Lender warrants and represents that it has not previously assigned any interest in the Subordinated Indebtedness, that no other party owns an interest in any of the Subordinated Indebtedness (whether as joint holders, participants or otherwise), and that the entire Subordinated Indebtedness is owing only to Subordinated Lender.

Subordinated Lender covenants and agrees that the entire Subordinated Indebtedness shall continue to be owing only to it; provided that Subordinated Lender may assign some or all of its interest in the Subordinated Indebtedness after the assignee has executed and delivered to Administrative Agent, on behalf of the Lenders, an agreement subordinating, in the manner set forth herein, all rights, remedies and interests with respect to the assigned Subordinated Indebtedness.

Subordinated Lender further warrants and represents that, except for trade payables and other commercial arrangements as set forth on Schedule I hereto, the only indebtedness owing by Borrower to it is the Subordinated Indebtedness; that to the best of its knowledge as of the date hereof, there is no default or breach with respect to any of such indebtedness; and, specifically, that nothing herein contained and nothing contained in any other document, instrument or agreement with or in favor of the Lenders constitutes a default or breach with respect to any of such indebtedness.

5. Postpetition Financing; Liens. In the event of any bankruptcy case against Borrower or any of the assets of Borrower, Subordinated Lender hereby expressly consents to the granting by Borrower to the Lenders of senior liens and priorities in connection with any post-petition financing of Borrower by the Lenders.

6. Sale of Assets. In the event of a sale of some or all of the assets of Borrower, Subordinated Lender agrees to release its security interest in such assets, or any of them, upon the request of Administrative Agent, whether or not Subordinated Lender will receive any proceeds from such sale.

7. Instrument Legends. The faces of the Subordinated Instrument and any other instrument evidencing the Subordinated Indebtedness or any portion thereof will be forthwith inscribed with a legend conspicuously indicating that payment thereon is subordinated to the claims of the Lenders pursuant to the terms of this Agreement, and copies thereof will forthwith be delivered to Administrative Agent, on behalf of the Lenders. Any instrument evidencing any of the Subordinated Indebtedness or any portion thereof which is hereafter executed will, on the date thereof, be inscribed with the aforesaid legend, and copies thereof will be delivered to Administrative Agent, on behalf of the Lenders, on the date of its execution or within five (5) business days thereafter.

8. Additional Remedies. If Subordinated Lender violates any of the terms of this Agreement, in addition to any remedies in law, equity or otherwise, Administrative Agent, on behalf of the Lenders, may restrain such violation in any court of law and may interpose this Agreement as a defense in any action by Subordinated Lender.

9. Subordinated Lender’s Waivers. All of the Senior Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement. Subordinated Lender expressly waives all notice of the acceptance by Administrative Agent and the Lenders of the subordination and other provisions of this Agreement and agrees that neither Administrative Agent nor the Lenders have made any warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Senior Indebtedness or any liens or security interests held in connection therewith.

Subordinated Lender agrees that Administrative Agent and the Lenders shall be entitled to manage and supervise its loans in accordance with applicable law and its usual practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that Subordinated Lender may now or hereafter have in or to any assets. Neither Administrative Agent nor the Lenders shall have any liability to Subordinated Lender as a result of any and all lawful actions which Administrative Agent or any Lender takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of its liens or security interest, actions with respect to the occurrence of a Default, actions with respect to the foreclosure upon, sale, release or failure to realize upon, any of its collateral, and actions with respect to the collection of any claim for all or any part of the Senior Indebtedness from any account debtor or any other party), regardless of whether any such actions or omissions may affect Administrative Agent’s or any Lender’s rights to deficiency or Subordinated Lender’s rights of subrogation or reimbursement.

Administrative Agent and the Lenders may, from time to time, enter into agreements and settlements with Borrower as it may determine, including, without limitation, any substitution of collateral, any release of any lien or security interest and any release of Borrower. Subordinated

Lender waives any and all rights it may have to require Administrative Agent or the Lenders to marshall assets.

10. Waivers. No waiver shall be deemed to be made by Administrative Agent or the Lenders or Subordinated Lender of any of their respective rights hereunder unless it is in writing signed by the waiving party. Each such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party to the waiving party in any other respect at any other time.

11. Information Concerning Financial Condition. Subordinated Lender hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of the Senior Indebtedness, and agrees that neither Administrative Agent nor any Lender shall have any duty to advise it of information known to Administrative Agent or any Lender regarding such condition or any such circumstances. In the event Administrative Agent or any Lender, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Subordinated Lender, Administrative Agent or such Lender shall be under no obligation (i) to provide any such information to Subordinated Lender on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any information which, pursuant to its commercial finance practices, Administrative Agent or such Lender wishes to maintain confidential.

12. Third Party Beneficiaries. This Agreement is solely for the benefit of Administrative Agent, the Lenders, Subordinated Lender and their respective successors and assigns, and neither Borrower nor any other persons or entities are intended to be third party beneficiaries hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. Administrative Agent and Subordinated Lender shall have the right to modify or terminate this Agreement at any time without notice to or approval of Borrower or any other person or persons.

Nothing in this Agreement is intended to or shall impair, as between Borrower and its creditors other than the Lenders and Subordinated Lender, the obligation of Borrower, which is absolute and unconditional, to pay to Subordinated Lender the principal of and interest on the Subordinated Instrument and all of the Subordinated Indebtedness as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of Subordinated Lender and creditors of Borrower other than the Lenders.

Notwithstanding any of the foregoing, if any third party satisfies the Senior Indebtedness owing to any Lender, such Lender may assign their rights and remedies hereunder to such third party, and such third party shall be deemed to be a Lender for all purposes of this Agreement. If a determination is made in favor of any third party, including, without limitation, a trustee in bankruptcy, that a Lender’s liens or security interests are invalid, avoidable or unperfected, the subordination set forth in Section 1 hereinabove shall be deemed null and void, but only to the extent of such invalidity, avoidability and imperfection.

13. Notices. For the purposes of this Agreement, written notices shall be sent by U.S. first class mail, postage prepaid; or by U.S. certified mail, return receipt requested, postage prepaid; or by personal delivery; or by facsimile confirmed by the recipient; and addressed to the notified party at its address set forth below its signature line, or such other address specified by the party with like notice. Notices shall be deemed received three (3) business days after deposit in the U.S. mail, if sent by first class mail; upon the date set forth in the return receipt, if by certified mail; on the day of confirmation of delivery by the recipient, if by facsimile; or on the day of transmittal by personal delivery.

14. Costs and Attorneys’ Fees. If there is any claim or controversy litigated in any lawsuit between any of the parties hereto in connection with this Agreement, the prevailing parties in the lawsuit shall be entitled to recover from the other parties their reasonable costs and attorneys’ fees.

15. Consent to Jurisdiction; Additional Waivers. Subordinated Lender, Administrative Agent and the Lenders each consent to the non-exclusive jurisdiction of any state or federal court located within Los Angeles County, California. Subordinated Lender waives personal service of any and all process upon it. Subordinated Lender, Administrative Agent and each Lender each waives, to the fullest extent each may effectively do so, any defense or objection based upon forum non conveniens and any defense or objection to venue of any action instituted within Los Angeles County, California. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT.

16. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made in the State of California, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of laws provisions) of the State of California.

17. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors and assigns, subject to the provisions hereof.

18. Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties.

19. Authority. Each of the signatories hereto certifies that such party has all necessary authority to execute this Agreement.

20. Counterparts. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

“Subordinated Lender”

Alliance Gaming Corporation

By: Robert Saxton Title: Treasurer

Address for notices: Alliance Gaming Corporation 6601 South Bermuda Road Las Vegas, NV 89119 Telecopy: (702) 896-7990 Attention: Legal Department

Wells Fargo Bank, National Association, as Administrative Agent on behalf of the Lenders

By: _______________________________________

Title: ______________________________________

Address for notices: Wells Fargo Bank, National Association 5340 Kietzke Ln Reno, Nevada 89511 Telecopy: (775) 689-6026 Attention: Felis Gallues

All of the foregoing is consented and agreed to as of the date first set forth above:

“Borrower”

The Sands Regent

By: _______________________________________

Title: ______________________________________

Schedule I

Trade Payables and Other Commercial Debt

1. The Stock Purchase Agreement dated as of December 5, 2003, by and among Alliance Gaming Corporation, a Nevada corporation, APT Games, Inc., a Nevada corporation and a wholly owned subsidiary of Alliance, and The Sands Regent, a Nevada corporation.

2. The Supply Agreement dated as of May 3, 2004, among Bally Gaming, Inc., a Nevada corporation, and The Sands Regent, a Nevada Corporation.